Exhibit 10.1

AMENDMENT NO. 5. TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT made and entered into as of January 8, 2020 (the “Amendment”) to that EMPLOYMENT AGREEMENT made and entered into as of December 13, 2013, as further amended from time to time (the “Agreement”), by and between FTI Consulting, Inc., a Maryland corporation with its principal Maryland office in Bowie, Maryland (the “Company”), and Steven Gunby (the “Executive,” and together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, the Parties mutually agree as follows:

1. Extension of Employment Term. Section 2 of the Agreement is hereby re-written as follows:

Employment Term. The Executive’s full-time employment under this Agreement will begin as of January 20, 2014 (the “Start Date”) and, unless otherwise terminated as provided in SECTION 10, will continue for an initial term ending at the close of business on April 1, 2017 (the “Initial Term”). The Initial Term shall be extended, unless, otherwise terminated as provided in SECTION 10, effective April 1, 2017 for a three-year term ending on the close of business on April 1, 2020 (the “Additional Term”). The Additional Term shall be extended, unless, otherwise terminated as provided in SECTION 10, effective April 1, 2020 for a five-year term ending on the close of business on April 1, 2025 (the Second “Additional Term”). Effective at the close of business on April 1, 2025, and each annual anniversary thereof, if not otherwise terminated as provided in SECTION 10, the Additional Term and each “Renewal Term” (as hereafter defined) will automatically be extended for an additional one-year period (each a “Renewal Term”), unless the Executive has given one hundred twenty (120) days’ prior written notice to the Company, or the Company has given ninety (90) days’ prior written notice to the Executive, of his or its intention not to extend the Agreement for the applicable Renewal Term (a “Notice of Non-Renewal”). The Initial Term, together with the Additional Term, the Second Additional Term, and each Renewal Term that becomes effective hereunder, are collectively referred to in the Agreement as the “Employment Term,”

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

Date: 1/9/2020	By:	/S/ CURTIS LU
Name: Curtis Lu
Title: General Counsel

EXECUTIVE

Date: 1/9/2020	By:	/S/ STEVEN H. GUNBY
Steven H. Gunby